UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 5, 2018

FRESH DEL MONTE PRODUCE INC.

(Exact name of registrant as specified in its charter)

The Cayman Islands	1-14706	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman, KY1-9005

Cayman Islands

(Address of principal executive offices)

(305) 520-8400

(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

(Address of Registrant’s U.S. Executive Office)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 5, 2018, Del Monte Fresh Produce N.A., Inc. (“Del Monte”), an indirect wholly owned subsidiary of Fresh Del Monte Produce Inc. (the “Company”), Mann Packing Company (“Mann Packing”) and the holders of all of the outstanding capital stock of Mann Packing entered into a definitive purchase agreement (the “Agreement”), pursuant to which Del Monte has agreed to acquire Mann Packing by purchasing all of its outstanding capital stock for an aggregate consideration of approximately $361 million in cash (the “Transaction”).

The Agreement contains customary representations, warranties and covenants by each party. The covenants relate to, among other things, the conduct of Mann Packing’s business during the period between the entrance into the Agreement and the closing of the Transaction and the parties’ efforts to obtain required regulatory approvals in connection with the Transaction. Both Del Monte and Mann Packing have agreed to indemnify the other for losses arising from certain breaches of the Agreement and for certain other potential liabilities, subject to certain limitations.

The Transaction is subject to customary closing conditions relating to, among other things, the receipt of required antitrust approvals and the expiration or termination of waiting periods required in connection therewith, the absence of any injunction or order prohibiting or restricting the consummation of the Transaction, the absence of certain material adverse effects on Mann Packing, the accuracy of the parties’ respective representations and warranties and each party’s performance of and compliance with its obligations and covenants under the Agreement. The obligation of Del Monte to consummate the Transaction is not conditioned on receipt of any financing.

The Parties may terminate the Agreement by mutual accord, and Del Monte may also terminate the Agreement under certain conditions with no obligation to either party except for liabilities of the selling parties then in breach.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself. A copy of the Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended December 29, 2017. The representations, warranties, covenants and other agreements set forth in the Agreement have been made only for the purposes of the Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Agreement, and information regarding the subject matter thereof may change after the date of the Agreement. Accordingly, the Agreement should not be viewed as providing any factual information regarding the Company, Del Monte, Mann Packing or their respective businesses as of the date of the Agreement or as of any other date.

Item 7.01.	Regulation FD.

On February 6, 2018, the Company issued a press release announcing Del Monte’s entrance into the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 7.01, including Exhibit 99.1 is furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2018	FRESH DEL MONTE PRODUCE INC.
(Registrant)

	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President &
Chief Financial Officer